UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):        July 8, 2011

Syms Corp
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(201) 902-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers

Effective July 8, 2011, Seth Udasin has resigned for personal reasons from his position of Senior Vice President, Chief Financial and Chief Accounting Officer of the Company.  Syms Corp wishes him well.

Gary Binkoski will serve as interim Chief Financial Officer for the Company effective July 8, 2011.

Mr. Binkoski is a Senior Director with Alvarez & Marsal.  Previously, Mr. Binkoski served as Vice President, Finance for The Limited Too (2007-2008).  Prior positions included COO/CFO for Cord Camera (2005-2007), Senior Vice President, Chief Financial Officer for Organized Living, Inc. (2004-2005), Vice President, Finance Retail division of Office Depot (2002-2003), as well as senior level positions at ACNielsen/ VNU (1990-2002). Mr. Binkoski earned a Bachelor’s degree in Business Administration from Loyola University Chicago (1984) and holds a Master’s degree in Business Administration from the Kellogg School of Management at Northwestern University (1995).

Furthermore, as of July 8, 2011, Josephine Geiger will serve as Chief Accounting Officer for the Company.

Ms. Geiger started as Vice President, Controller for Syms Corp in October 2010.  Prior to joining the Company, she held the position of Senior Vice President and Controller for Barneys New York (2000-2010).  Ms. Geiger has a wealth of retail financial experience, serving as Vice President, Controller of Petrie Retail, Inc. and Canadians Corp.  She also held prior financial positions at Kids R Us, a division of Toys R Us and Hermans Sporting Goods.  Ms. Geiger earned a Bachelor’s degree from Montclair State University and holds a Master’s degree in Business Administration from Fairleigh Dickinson University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYMS CORP

By:	/s/ Marcy Syms_________
Name: Marcy Syms
Title: Chief Executive Officer

Dated:  July 8, 2011